UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2020

(Exact name of registrant as specified in its charter)

Delaware	001-37860	81-3434516
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1678 S. Pioneer Road, Salt Lake City, Utah 84104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 972-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VREX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

On June 4, 2020, Varex Imaging Corporation (the “Company”) issued a press release announcing its intention to offer $150 million aggregate principal amount of convertible notes due 2025. The full text of the press release is furnished hereto as Exhibit 99.1.

As discussed in the attached press release, in connection with the offering of the notes, the Company expects to use the proceeds from the offering (i) to partially repay existing indebtedness under the Company’s credit agreement, which the Company amended to, among other things, allow for the transactions contemplated by the offering and amend certain other financial covenants, (ii) to fund the net cost of entering into convertible hedge and warrant transactions, and (iii) for general corporate purposes.

As discussed in the attached press release, in connection with the offering of the notes, the Company expects to enter into convertible note hedge and warrant transactions with one or more financial institutions, which may include the initial purchasers or their affiliates (the “hedge counterparties”).

The information furnished with this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Some of the statements in Item 7.01 of this Form 8-K are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the proposed offering of the notes, the anticipated terms of the notes and the convertible note hedge and warrant transactions as well as any dilution impact to holders of the common stock, any implications regarding the possible future price of the Company’s common stock, the expected use of the net proceeds from these transactions, the Company’s expectations concerning market conditions for an offering of the notes, and any statements or assumptions underlying any of the foregoing. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in Item 7.01 of this Form 8-K. The forward-looking statements in Item 7.01 of this Form 8-K speak only as of the date of this Form 8-K and are subject to uncertainty and changes. Given these circumstances, you should not place undue reliance on these forward-looking statements. Varex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such forward-looking statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Varex Announces Proposed Offering of Convertible Senior Notes Due 2025

104	Cover Page Interactive Data File —the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAREX IMAGING CORPORATION

Dated: June 4, 2020	By:	/s/ Kimberly E. Honeysett
Kimberley E. Honeysett
Senior Vice President, General Counsel and Corporate Secretary